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                                                                   EXHIBIT 10.22


                                                                    CONFIDENTIAL

                             AMERIVISION LETTERHEAD



                                  July 14, 1999


Mr. Tracy Freeny
5900 Mosteller Drive, Suite 1850
Oklahoma City, Oklahoma  73112

Dear Tracy:

         This letter is to set forth our agreement as previously discussed.

         The Company's financial records reflect an accrued return of capital payable to you of $3,225,000 at March 31, 1999 (the "Account"). As a condition to the Coast loan to the Company, you agreed to subordinate your Account to the Coast loan and to defer payment of that Account (which is described in the Coast agreement dated February 4, 1999 as a note with a principal balance of $3,275,108 at January 1, 1999) as described in pages 28 and 29 of the Coast agreement. The Company's financial records at March 31, 1999 also reflect current liabilities of $41,719,000, current assets of $18,516,000 and a retained earnings (deficit) of ($32,291,000). The Company desires to defer payment of the Account to a future time when the Company's financial condition has improved and the Company has funds available, legally and in good business practice, to pay the Account.

         In consideration of your subordination of the Account to the Coast loan and your deferral of payment of the Account as provided in the Coast agreement and as further provided herein, the Company will pay you $300,000 a year until a determination by the Board of the Company, based on legal opinions or judicial review, that the Company can or cannot pay the Account consistent with applicable laws. The Board will undertake such a determination no later than December 31, 2001. If the Board so determines that the Account can be paid, payment in full shall be due immediately or in accordance with other arrangements between you and the Company and the annual payments shall be credited as payments on the Account.

         In no event will the Company make payments under this agreement in excess of the amounts of payment to you as allowed under the Coast agreement or that would otherwise cause the Company to violate the Coast agreement or to cause a default thereunder.


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Mr. Tracy Freeny
July 14, 1999
Page 2


         If this letter sets forth your agreement with the Company, please execute in the space provided below.

                                               Very truly yours,

                                               AMERIVISION COMMUNICATIONS, INC.



                                               By: /s/ Stephen D. Halliday
                                                   ----------------------------
                                                   Stephen D. Halliday
                                                   President/CEO

Agreed to and accepted:


/s/ Tracy Freeny
----------------------
Tracy Freeny
July 14, 1999